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                                                                   Exhibit 10.16

                       MORGAN STANLEY & CO. INCORPORATED
                                 1585 Broadway
                              New York, NY  10036


                                                                  March 22, 1999

NorthPoint Communications Holdings, Inc.
222 Sutter Street
San Francisco, CA  94108

Ladies and Gentlemen:

     Reference is made to the Note Purchase Agreement dated July 10, 1998 (the "Note Purchase Agreement") between NorthPoint Communications, Inc. ("NorthPoint") and Morgan Stanley Senior Funding, Inc. ("MS"), pursuant to which MS purchased $15 million of NorthPoint's Series A Senior Increasing Rate Notes (the "Series A Notes") and $35 million of NorthPoint's Series B Senior Increasing Rate Notes (the "Series B Notes"). It is a condition to the execution of Amendment No. 1 to the Note Purchase Agreement that you execute and deliver this Agreement. Capitalized terms used herein and not defined herein are used as defined in the Note Purchase Agreement.

     You hereby agree to offer Morgan Stanley & Co. Incorporated the opportunity to be the exclusive placement agent or underwriter for any private placement or public offering and sale by you or your subsidiaries of high yield debt securities, including redeemable preferred stock, in an amount of at least $100 million in gross proceeds (a "Refinancing") and to indemnify Morgan Stanley & Co. Incorporated on usual and customary terms in connection therewith. It is understood that your obligation to offer such opportunity to Morgan Stanley & Co. Incorporated shall extend to no more than one Refinancing and shall expire two years after the later of (i) the date on which all Notes issued pursuant to the Note Purchase Agreement have been redeemed in full and (ii) December 31, 1999.

     This agreement shall be governed by and construed in accordance with the laws of the State of New York. Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this letter is hereby waived and the parties hereto hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in the City of New York in connection with any dispute related to this letter and/or any matters contemplated hereby. This agreement is not assignable by you to any other person. This agreement may not be disclosed to any other person except your accountants and attorneys and
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then only on a confidential basis. This agreement may be executed in two or more counterparts that together shall constitute one and the same instrument.
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     Upon your acceptance hereof, this letter will constitute a binding agreement between us.



                                     MORGAN STANLEY & CO. INCORPORATED


                                     By:_____________________________________
                                        Name:
                                        Title:


Agreed to and Accepted:

NORTHPOINT COMMUNICATIONS HOLDINGS, INC.


By:____________________________
   Name:
   Title: